PURCHASE AND SALE AGREEMENT

This agreement to purchase and sell real property is made by and between:

SELLER - William C. Mannix DBA Lawrence R. Mannix Inc. ("Seller") of 202 North Ivy Street, Branford, Connecticut 06405.

BUYER - Homes For America Holdings, Inc. ("Buyer") of 680-3 West 246th Street, Riverdale, New York 10471.

                              PROPERTY DESCRIPTION
Property consists of approximately 39 1/2 acres, with improvements thereon, located at Ivy Street and Brushy Plain Road, in Branford, CT, as shown on a map prepared by Stephen A. Hanchuruck, Jr., Surveyor, entitled "Map Showing Mannix Property" dated April 14, 1998, and includes both property presently owned by Seller, as listed in part on Schedule A, attached, and additional property, n/f Michael Kinney, to be purchased by Seller and then included as part of the property to be transferred under this agreement. If Seller fails to purchase such additional property, this agreement shall apply to property presently owned by Seller, and Purchase Price shall be reduced by twenty thousand dollars ($20,000).

                                    PARTIES INTENT
It is the intention of the parties that Buyer shall, at Buyer's sole expense, prepare architectural and engineering drawings, together with such wetland studies, traffic studies, drainage studies, environmental studies and the like as may be required by governmental authorities, so as to gain approvals for the construction of an assisted living facility, and/or other improvements as may be of the highest and best use for the property.

PURCHASE PRICE:ORIGINAL TYPE CROSSED OUT - $1,150,000 (One million one hundred fifty thousand dollars)

          HANDWRITTEN REVISION - $1,050,000 (One million fifty thousand dollars)
                                                                 s/s W.C.M.
                                                               --------------


          HANDWRITTEN REVISION - Both parties agree to reduce purchase price by 100,000 - in consideration William Mannix will retain ownership of 15A and 31A Brushy Plain Road.
                                                     s/s William Mannix
                                                    --------------------
                                                     s/s Robert A. MacFarlane
                                                    --------------------

TERMS OF PAYMENT

               1. Initial deposit: 10,000 shares of stock in Homes For America Holdings, Inc.
               2. At closing:  $640,000 (Sic hundred forty thousand  dollars)
               3. Balance of five hundred thousand dollars ($500,000.00) to be secured by a first mortgage on the property, and to be paid within one year of closing, or upon any change of title to the property, or upon any construction financing on the property, whichever occurs earlier.
               4. Pro-rata  portion of any Markup upon receipt of same by Buyer.

TERMS AND CONDITIONS

1. Zoning and Building Permit - This agreement is subject to Buyer obtaining approvals for construction as above, and a finding by Buyer of no hazardous substances on the premises.
2. Buyer agrees to proceed diligently to make any surveys, maps, environmental services, architectural and engineering drawings, Zoning and/or Wetland Applications and the like as maybe required to expeditiously obtain approvals as above from the town of Branford.
3.   Closing - to be within 60 days of Buyers  obtaining  approvals  as above.
4.   Time is not of the essence in this agreement.
5. If Buyer is unable to obtain the above approvals, Buyer shall have the option to close without the approvals, or to forfeit the deposit, and neither party shall then have further claim against the other.
6. If so terminated by Buyer, Buyer shall forfeit deposit and turn over to Seller reproducible copies of all maps, surveys, drawings, studies and the like prepared to obtain the approvals as above, and neither party shall then have further claim against the other.
7. Seller agrees to cooperate in Buyer's efforts to gain approvals, and to execute such documents as may be required of Seller in such approval procedures, and allow Buyer's agents to enter onto property at reasonable times and intervals to make measurements or tests.
8. If Seller fails to close through no fault of Buyer, Seller shall be subject to demand for specific performance.

ASSIGNMENT - This agreement is assignable by either party.

s/s  William C. Mannix                  s/s Robert A. MacFarlane
---------------------------             -------------------------

TITLE - Seller shall provide a fee simple title by general warranty deed in marketable form.

PRORATION - Taxes, assessments shall be adjusted and prorated at closing(s) in accordance with local custom

BROKER - Seller shall pay any real estate brokerage commissions as he may have agreed to:

$50,000 (Fifty thousand dollars) due to:    John Giuliano
                                            Berman Associates
                                            60 Washington Place
                                            Hamden, Connecticut

Agreed as above

BUYER                                      SELLER
Robert A. MacFarlane                       William C. Mannix

By: s/s Robert A. MacFarlane               By: s/s William C. Mannix   8/31/98
    --------------------------------           --------------------------------
    C.E.O.                      Date           President                Date

Homes For America Holdings, Inc.           Laurence R. Mannix, Inc.
                                           s/s Laurence R. Inc.
                                           s/s William C. Mannix - Pres.
                                                                 8/31/98

                                           WITNESS FOR SELLER

                                           s/s John Giuliano      8/31/98
                                           ----------------------------------
                                           John Giuliano           Date
                                           ----------------------------------


                                Schedule A

As part of Purchase and Sale Agreement by and between:

SELLER - Laurence R. Mannix, Inc., of 202 North Ivy Street, Branford, 06405

BUYER - Aztec Realty LLC of 60 Washington Avenue, Hamden, CT 0651

Properties to be sold and purchased under this agreement are included in, but not limited to, the following list:

5 Brushy Plain Road
169 Ivy Street
27 Brushy Plain Road
7 Brushy  Plain Road
177 Ivy Street
173 Ivy Street
181 Ivy Street
185 Ivy Street
11 Brushy Plain Road

ORIGINAL TYPE CROSSED OUT -     15 Brushy Plain Road
                                31 Brushy Plain Road

HANDWRITTEN REVISION - Both parties agree to delete these two properties for consideration of a one hundred thousand reduction in sales price (from $1,150,000 to $1,050,000)

/s/ William C. Mannix
------------------------
William C. Mannix

/s/ Robert A. MacFarlane
------------------------
Robert A. MacFarlane